TERMINATION OF CHANGE OF CONTROL AGREEMENT

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NOTICE:

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it. By signing this Termination of Change of Control Agreement (“Agreement”), you are agreeing to completely terminate and release your rights under an existing Change of Control Agreement you have with DNB FINANCIAL CORPORATION and DNB FIRST, NATIONAL ASSOCIATION. Therefore, you should consult with an attorney before signing this Agreement.

This Termination of Change of Control Agreement (this “Agreement”) by and among the undersigned director (“Director”) of DNB FINANCIAL CORPORATION (“Holding Company”) and its wholly owned bank subsidiary, DNB FIRST, NATIONAL ASSOCIATION (“Bank”) is made as of the date set forth below opposite the Director’s signature. In this Agreement, the “Company” shall at all times include any and all related entities, corporations, subsidiaries, and affiliates.

A. Director, Holding Company and Bank executed a Change of Control Agreement dated ___________, 200____, as it may have been amended (as so amended, the “Change of Control Agreement”);

B. The Director, Holding Company and Bank have concluded that it is in the best interests of Holding Company, Bank and Director to terminate the Change of Control Agreement.

NOW, THEREFORE, in consideration of the foregoing preambles, the mutual covenants and agreements set forth below and intending to be legally bound hereby, the parties hereto agree as follows:

1. Termination of Change of Control Agreement.  Director, Holding Company and the Bank hereby mutually agree that the Change of Control Agreement shall terminate and be cancelled absolutely on the date set forth below opposite the Director’s signature (the “Termination Date”).  On the Termination Date and at all times thereafter, neither Director nor Holding Company or Bank or their respective heirs, successors or assigns shall have any further rights under the Change of Control Agreement.  This agreement to terminate the Change of Control Agreement is irrevocable.

2. Company Not Director’s Advisor. Company makes no representation or warranty, express or implied, to Director regarding the treatment of this Agreement or any benefits or payments Director may receive by virtue of or in connection with any provision of this Agreement under state, federal, or local laws pertaining to income or other taxation, nor does Company provide to Director any advice regarding the financial, investment, or legal desirability of his entering into this Agreement or making any elections or granting any releases referred to herein; and Director acknowledges that it is and has been his or her sole and entire responsibility to explore any such aspects of this Agreement with attorneys and/or other advisors of his or her own selection, in connection with both his or her decision to enter into this Agreement and any decisions or elections which Director may subsequently make in relation to any of the subject matter of this Agreement.

3. Agreement Freely and Voluntarily Entered Into. Director warrants and represents that he has signed this Agreement after review and consultation with legal counsel of his or her choice and that he or she understands this Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby.

4. Representations to Company. In connection with his entering into this Agreement, and as an inducement for Company to enter into this Agreement, Director hereby represents the following matters to Company:

a. That Director has carefully read and fully understands all of the provisions of this Agreement which sets forth the entire agreement between Director and Company, and that Director has not relied upon any representations or statements, written or oral, not set forth in this document;

b. That Director has had such time as Director deemed necessary to review, consider, and deliberate as to the terms of this Agreement; and

5. Severability. Should any provision(s) of this Agreement be determined, in a proceeding to enforce or interpret this Agreement, to be invalid or unenforceable, then, provided that the provision(s) deemed to be invalid or unenforceable do not constitute all or substantially all of the undertakings by either Director or Company, the remainder of this Agreement shall continue in full force and effect.

6. Notices. Any notice, request, claim, demand, document, or other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid:  if to Company at its address and to the attention set forth in Section 4 of this Agreement; and, if to Director, to the Director at his or her principal residence address as shown on the records of the Company from time to time; or to any other address as any party shall have specified for itself, himself or herself by notice in writing to the other party.

7. Choice of Law. This Agreement shall be governed by, construed under and enforced pursuant to the internal laws of the Commonwealth of Pennsylvania (without reference to rules of law or conflicts of law), and by federal law to the extent it pre-empts state law.

8. Complete Written Agreement. This Agreement represents the entire agreement of the parties with respect to its subject matter. Director agrees that there are absolutely no agreements or reservations relating to termination of Director’s employment and Director’s release of the Releasees that are not clearly expressed in writing herein. This Agreement may not be modified except in writing signed by all parties hereto.

9. Binding on Heirs, Personal Representatives, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

10. Counterparts. This Agreement may be executed in multiple counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

IN WITNESS WHEREOF, the parties have executed this Complete Settlement Agreement and General Release as of the date set forth opposite the Director’s name below.

WITNESS: _________________________ (Signature) Print Name: ________________	Director: __________________________ (Signature) Print Name: ________________	Date: ____________, 2009
DNB FIRST, NATIONAL ASSOCIATION By: _______________________ Print Name: Title:	DNB FINANCIAL CORPORATION By: _______________________ Print Name: Title:

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